UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2013

LINE-UP ADVERTISEMENT, INC.

 (Exact name of registrant as specified in its charter)

NEVADA	333-182566	32-0378469
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

2108 Santolan St. San Antonio Village Makati City, Philippines
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers

On May 19, 2013, the Company accepted the resignation of Vagner Gomes Tome as the sole director and officer of the Company and accepted the appointment of Joelyn Alcantara to serve in his stead.

Joelyn Alcantara, aged 52, has been appointed as the sole director and officer of the Company.  Ms. Alcantara holds a Bachelors degree in Commerce and a Masters degree in Finance from University of the Philippines, Manila, Philippines.  From 2003 to the present, she has been the senior lender for Esquire Finance, Manila, Philippines, where she has been responsible for administrative matters for small business financing and loans.  Prior to this, from 1992-2003, Ms. Alcantara was a lending officer for Crisostomo Lending Agency, based in Quezon City, Philippines, where she was primarily responsible for financing and loan applications for small businesses borrowers.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINE-UP ADVERTISEMENT, INC.

Date: May 23, 2013.	/s/ Joelyn Alcantara
------------------------------- JOELYN ALCANTARA